UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2010

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2010, Kenneth J. Webster was elected to the position of Vice President, Chief Accounting Officer and Controller of the Company, which was a promotion from his previous position as Chief Accounting Officer and Controller. In recognition of Mr. Webster’s promotion and assumption of additional responsibilities, the Compensation Committee increased Mr. Webster’s annual base salary rate from $163,800 to $180,000, effective as of June 1, 2010. The Compensation Committee also increased Mr. Webster’s potential bonus payouts from a target of forty-five percent (45%) of annual base salary to a total of sixty-five percent (65%) of his annual base salary, subject to the same terms and conditions as previously approved and disclosed for executive officer cash bonuses for 2010. Less or more than the targeted amount could be earned based on actual performance.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Chart Industries Inc. annual meeting of stockholders was held on May 27, 2010. At the meeting the following matters were submitted to a vote of stockholders:

•	the election of seven directors for a term of one year; and

•	the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

As of the record date of March 30, 2010, there were 28,676,221 shares of common stock outstanding and entitled to vote at the meeting. The holders of 26,528,666 shares were represented in person or by proxy at the meeting, constituting a quorum.

At the annual meeting, all the directors were elected and the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010 was ratified. The vote with respect to the election of directors was as follows:

Election of Directors	For	Withheld	Broker Non-Votes
Samuel F. Thomas	23,803,237	689,172	2,036,257
W. Douglas Brown	24,095,890	396,519	2,036,257
Richard E. Goodrich	24,144,952	347,457	2,036,257
Steven W. Krablin	23,416,674	1,075,735	2,036,257
Michael W. Press	24,094,794	397,615	2,036,257
James M. Tidwell	24,095,529	396,880	2,036,257
Thomas L. Williams	23,676,725	815,684	2,036,257

The vote with respect to the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm was as follows:

	For	Against	Abstain	Broker Non-Votes
Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm	26,249,730	227,911	51,025	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: May 28, 2010

	By:	/s/ Matthew J. Klaben
Matthew J. Klaben
Vice President, General Counsel and Secretary

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